Exhibit 99.1

HMS Holdings Corp.	HMS Holdings Corp.
401 Park Avenue South
New York, New York 10016	Nasdaq: HMSY
(212) 725-7965
(212) 857-5973 (fax)

PRESS RELEASE

Release:	July 28, 2004

Contact:	William F. Miller III, Chairman and CEO
(212) 857-5423
(212) 857-5973 (fax)
E-Mail: ir@hmsy.com
http://www.hmsholdings.com

HMS Holdings Corp. Announces Second Quarter Results

     New York, NY, July 28, 2004 — HMS Holdings Corp. (Nasdaq: HMSY) announced results today for the three months ended June 30, 2004, reporting revenue of $21.3 million compared with $17.0 million during the same period in the prior year. HMSY reported net income of $1.1 million or $0.06 per basic and $0.05 per diluted common share for the quarter, compared to a net loss $0.9 million or $0.05 per basic and diluted common share during the same period last year.

     For the six months ended June 30, 2004, HMSY generated revenue of $40.7 million compared with $34.8 million during the same period in the prior year and reported net income of $0.9 million or $0.05 per basic and $0.04 per diluted common share compared to a net loss of $1.3 million or $0.07 per basic and diluted common share during the same period in the prior year. As of June 30, 2004, HMSY had cash and cash equivalents of $28.2 million and no debt.

     Revenue from Health Management Systems, Inc., which provides coordination of benefits and cost containment services to state Medicaid agencies, was $10.4 million and $20.4 million for the three and six month periods ended June 30, 2004, respectively, compared to $9.3 million and $17.9 million, respectively, for the same periods in the prior year. This 14% year-to-date growth reflects increased revenue from existing customers as well as an increase in the number of customers. For the full fiscal year, HMS revenue is expected to grow approximately 15% over the prior year, which is at the high end of our previous guidance of 12% to 15% growth.

     Revenue from Accordis, which provides revenue cycle management services to hospitals and emergency medical transport agencies, was $10.9 million and $20.3 million for the three and six month periods ended June 30, 2004, respectively, compared to $7.7 million and $16.8 million, respectively, for the same periods in the prior year. This 20% year-to-date growth reflects increased revenue from existing customers as well as an increase in the number of customers. Because Accordis revenues in 2003 were disproportionately weighted to the second half, Accordis growth will be less pronounced in the second half of 2004. For the full fiscal year, Accordis revenue is expected to grow between 10% and 12% over the prior year, which represents a slight improvement from our earlier guidance of 6% to 9% growth.

     William F. Miller III, HMSY’s Chairman and Chief Executive Officer, said, “Our second quarter and year to date results confirm that we are well on our way to our third consecutive year of revenue growth and have returned to solid operating profitability. Both our HMS and Accordis businesses have posted significant revenue increases over the prior year and we have raised our expected revenue growth guidance for both businesses. We continue to believe that our revenue growth should translate into incremental operating income consistent with our leverage model of 20% for Accordis and 40% for HMS. As always, the project nature of some of our business can result in an uneven revenue

HMS Holdings Corp.	HMS Holdings Corp.
401 Park Avenue South
New York, New York 10016	Nasdaq: HMSY
(212) 725-7965
(212) 857-5973 (fax)

PRESS RELEASE

stream and thus our expectations for 2004 are based on an annual comparison to 2003 and are not necessarily applicable on a sequential or year-over-year quarterly basis.”

     HMSY will be hosting a conference call with the investment community on Thursday, July 29, 2004 at 10:00 A.M. Eastern Daylight Time. The conference call will include listen-only capability for individual investors and interested parties. The conference call number is (212) 231-6045. The conference call will be available for replay at (212) 857-5423 until August 13, 2004. This press release and the included earnings statements will be available at www.hmsholdings.com indefinitely.

     The HMS Holdings Corp. Form 10-Q for the three and six month periods ended June 30, 2004 will be filed and available on our website www.hmsholdings.com on or about August 5, 2004, and will contain additional information about our results of operations for the fiscal year to date. Shareholders and interested investors are also welcome to contact the Company through our Investor Relations phone number, 212-857-5423. Following the filing of the Form 10-Q, corporate executives will be available to respond to inquiries from shareholders and interested investors.

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     HMS Holdings Corp. provides revenue recovery, cost containment and business office outsourcing services to healthcare providers and payors. We help our clients increase revenue, accelerate collections and reduce operating and administrative costs.

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of HMSY, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. The important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to (i) the information being of a preliminary nature and therefore subject to further adjustment; (ii) the final resolution of the investigation by the United States Attorney’s Office; (iii) the uncertainties of litigation; (iv) HMSY’s dependence on significant customers; (v) changing conditions in the healthcare industry which could simplify the reimbursement process and adversely affect HMSY’s business; (vi) government regulatory and political pressures which could reduce the rate of growth of healthcare expenditures and/or discourage the assertion of claims for reimbursement against and delay the ultimate receipt of payment from third party payors; (vii) competitive actions by other companies, including the development by competitors of new or superior services or products or the entry into the market of new competitors; (viii) all the risks inherent in the development, introduction, and implementation of new products and services; and (ix) other risk factors described from time to time in HMSY’s filings with the SEC, including HMSY’s Form 10-K for the year ended December 31, 2003. HMSY assumes no responsibility to update the forward-looking statements contained in this release as a result of new information, future events or otherwise. When/if used in this release, the words “focus”, “believe”, “confident”, “anticipate”, “expected”, “strong”, “potential”, and similar expressions are intended to identify forward-looking statements, and the above described risks inherent therein.

# # #

HMS Holdings Corp.	HMS Holdings Corp.
401 Park Avenue South
New York, New York 10016	Nasdaq: HMSY
(212) 725-7965
(212) 857-5973 (fax)

PRESS RELEASE

Condensed Consolidated Statements of Operations
(In Thousands, Except Per Share Amounts)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2004	2003	2004	2003
Revenue	$21,326	$17,016	$40,653	$34,774
Cost of services:
Compensation	11,165	9,619	21,645	19,489
Data processing	1,220	1,190	2,386	2,377
Occupancy	1,372	1,367	2,700	2,852
Direct project costs	4,245	2,959	7,422	6,294
Other operating costs	2,196	1,767	4,018	3,513
US attorney investigation costs	44	1,075	1,731	1,702

Total cost of services	20,242	17,977	39,902	36,227

Operating income (loss)	1,084	(961)	751	(1,453)
Net interest income	58	59	118	156

Income (loss) before income taxes	1,142	(902)	869	(1,297)
Income taxes	—	—	—	—

Net income (loss)	$1,142	$(902)	$869	$(1,297)

Basic income (loss) per share data:
Net income (loss) per share	$0.06	$(0.05)	$0.05	$(0.07)

Weighted average common shares outstanding, basic	19,173	18,284	18,896	18,281

Diluted income (loss) per share data:
Net income (loss) per share	$0.05	$(0.05)	$0.04	$(0.07)

Weighted average common shares outstanding, diluted	22,260	18,284	22,133	18,281

HMS Holdings Corp.	HMS Holdings Corp.
401 Park Avenue South
New York, New York 10016	Nasdaq: HMSY
(212) 725-7965
(212) 857-5973 (fax)

PRESS RELEASE

Condensed Consolidated Balance Sheets
($ In Thousands, Except Share and Per Share Amounts)
(unaudited)

	June 30,	December 31,
	2004	2003
Assets
Current assets:
Cash and cash equivalents	$28,228	$26,615
Short-term investments	100	100
Accounts receivable, net	18,637	17,331
Prepaid expenses and other current assets	1,306	1,072

Total current assets	48,271	45,118
Property and equipment, net	3,416	3,123
Goodwill	5,679	5,679
Deferred income taxes, net	8,920	8,920
Other assets	133	283

Total assets	$66,419	$63,123

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable, accrued expenses and other liabilities	$11,903	$11,290

Total current liabilities	11,903	11,290
Other liabilities	1,356	1,226

Total liabilities	13,259	12,516

Commitments and contingencies
Shareholders’ equity
Preferred stock — $.01 par value;
5,000,000 shares authorized; none issued	—	—
Common Stock — $.01 par value;
45,000,000 shares authorized;
20,841,094 shares issued and 19,196,178 shares outstanding at June 30, 2004
20,042,421 shares issued and 18,397,505 shares outstanding at December 31, 2003	208	200
Capital in excess of par value	76,843	75,167
Accumulated deficit	(14,603)	(15,472)
Treasury stock, at cost; 1,644,916 shares at June 30, 2004 and December 31, 2003	(9,288)	(9,288)

Total shareholders’ equity	53,160	50,607

Total liabilities and shareholders’ equity	$66,419	$63,123

HMS Holdings Corp.	HMS Holdings Corp.
401 Park Avenue South
New York, New York 10016	Nasdaq: HMSY
(212) 725-7965
(212) 857-5973 (fax)

PRESS RELEASE

Condensed Consolidated Statements of Cash Flows
($ in Thousands)
(unaudited)

	Six months ended June 30,
	2004	2003
Operating activities:
Net income (loss)	$869	$(1,297)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Loss on disposal of fixed assets	18	50
Depreciation and amortization	1,098	1,377
Provision for doubtful accounts	150	150
Stock compensation expense (credit)	—	(21)
Changes in assets and liabilities:
Increase in accounts receivable	(1,456)	(1,312)
Increase in prepaid expenses and other current assets	(234)	(62)
Decrease in other assets	150	16
Increase (decrease) in accounts payable, accrued expenses and other liabilities	743	(2,216)

Net cash provided by (used in) operating activities	1,338	(3,315)

Investing activities:
Purchases of property and equipment	(1,270)	(311)
Net proceeds from sales of short-term investments	—	1,000
Investment in software	(139)	—

Net cash provided by (used in) investing activities	(1,409)	689

Financing activities:
Proceeds from exercise of stock options	1,684	106
Repayment of note receivable from officer for purchase of common stock	—	361
Purchases of treasury stock	—	(105)
Proceeds from issuance of common stock	—	48

Net cash provided by financing activities	1,684	410

Net increase (decrease) in cash and cash equivalents	1,613	(2,216)
Cash and cash equivalents at beginning of period	26,615	24,174

Cash and cash equivalents at end of period	$28,228	$21,958

Supplemental disclosure of non-cash investing and financing activities:
Change in unearned compensation	$—	$(21)

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$46	$18